UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2016

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

875 Prospect Street, Suite 304 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Jacksonville 140 Purchase and Sale Agreement

On February 27, 2015, Reven Housing Florida 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Reven Housing REIT, Inc. (the “Company”), entered into a Single Family Homes Real Estate Purchase and Sale Agreement (as subsequently amended, the “Jacksonville 140 Agreement”) with ADCIP, LLC, a Delaware limited liability company, and ADCIP II, LLC, a Delaware limited liability company, among other parties, to purchase a portfolio of up to 140 single-family homes located in the Jacksonville, Florida metropolitan area. The initial Jacksonville 140 Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on March 4, 2015.

On April 25, 2016, Reven Housing Florida 2, LLC elected to terminate the Jacksonville 140 Agreement and, as a result, forfeit a deposit in the amount of $56,900. The termination was otherwise effected without penalty to Reven Housing Florida 2, LLC or the Company.

Houston 100 Purchase and Sale Agreement

On September 26, 2014, Reven Housing Texas, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, entered into a Single Family Homes Real Estate Purchase and Sale Agreement (as subsequently amended, the “Houston 100 Agreement”) with Red Door Housing, LLC, a Texas limited liability company, to purchase and sell a portfolio of up to 100 single-family homes located in the Houston, Texas, metropolitan area. The initial Houston 100 Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 30, 2014.

On April 25, 2016, Reven Housing Texas, LLC elected to terminate the Houston 100 Agreement. The termination was effected without penalty to Reven Housing Texas, LLC or the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: April 26, 2016	/s/ Chad M. Carpenter
Chad M. Carpenter,
Chief Executive Officer